EXHIBIT 10.9

U.S. Bank
Daniel A. Rice
Vice President
Oregon Corporate Banking

111 S.W. Fifth Avenue, Suite 400
Post Office Box 4412
Portland, OR  97204
503-275-5175



December 27, 1996

Mr. David Bills
Vice President - Finance
Phoenix Gold International, Inc.
9300 North Decatur
Portland, OR 97203

Re:   Account 4503617482

Dear David:

Reference is made to the indebtedness owed by Phoenix Gold International, Inc. to U.S. National Bank of Oregon, as outlined below:

Obligation       Principal        Principal       Interest       Maturity
  Number          Balance           Owing          Owing           Date
----------       ---------        ---------       --------       --------

   166        $  601,997.26       On Demand       $ 3,694.38      2/28/97
   174        $   50,100.00       On Demand       $   -0-         5/31/97
   208        $3,300,000.00       On Demand       $19,891.67      2/28/97
   224        $  127,345.35       On Demand       $ 1,529.60      2/28/97

This letter supersedes our letter of December 5, 1996 and is to inform you that Phoenix Gold International, Inc. is in default with its Loan Agreement dated October 2, 1995, which was subsequently amended by the Loan Agreements dated May 29, 1996 and December 27, 1996. Specifically, as of September 30, 1996, Phoenix Gold failed to maintain a cash flow cover ratio of 1.20 to 1.00 or greater. The actual covenant calculation was -0.20 to 1.00. We recognize that the one-time charges related to the Carver Professional acquisition and receivable/inventory reserve significantly impacted the calculation and if excluded from the calculation would have resulted in a cash flow cover ratio of 1.07 to 1.00.

We are in receipt of a draft operating plan for fiscal year 1997 which indicates that Phoenix Gold will return to compliance with the cash flow cover covenant by September 30, 1997. U.S. Bank will grant temporary forbearance of the event of default as set forth in the Loan Agreement dated October 2, 1995. This forbearance will continue through March 15, 1997. Decisions regarding any further forbearance beyond March 15, 1997 will be made by Bank in the exercise of its sole discretion. Bank shall have no duty to extend the existing credit facilities or make any other or future loans of any kind or nature in any amount.

Phoenix Gold International, Inc.
Forbearance Letter
December 27, 1996


The actions requested herein are in addition to any remedies the Bank may have under any of its loan documents. No action taken or not taken at this time acts as a waiver of any rights the Bank may presently have under the loan documents, including acceleration of the entire outstanding balance. Please sign and return the acknowledgment copy of this letter by December 31, 1996. If you have any questions you may contact me at 275-5175.

Sincerely,


/s/ Brian A. Oliver, Vice President
    for Daniel A. Rice, Vice President


UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

In consideration of the above Forebearance, Phoenix Gold International, Inc. ("PGII") hereby unconditionally releases United States National Bank of Oregon ("USBO"), its officers, agents, employees, attorneys, directors, subsidiaries, and affiliates from all liability of whatever nature known or unknown in any way related to the handling and administration by USBO of PGII's past and current banking and credit transactions with USBO, including but not limited to PGII's revolving line of credit. This release includes a complete release of any and all claims under any and all federal and state laws and regulations. PGII hereby acknowledges and agrees that USBO shall have no obligation to extend any other or future loans of any kind or nature in any amount to it, nor to alter, revise, amend, or extend the maturity or other terms of the obligations described on page one above.

PGII reaffirms the terms, obligations, representations, and warranties set forth in PGII's security agreements, notes, and all other loan documentation delivered to USBO and acknowledges that such loan documentation remains in full force and effect and is and shall remain valid and enforceable in accordance with its terms, subject to no defenses, setoffs, counterclaims or recoupments whatsoever.

BORROWER:

By: /s/ Timothy G. Johnson
Title:  Executive Vice President
Date:   December 27, 1996